UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 1, 2004

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Offers.

        Effective January 1, 2005, the Board of Directors (the “Board”) of National Research Corporation (the “Company”) increased the size of the Board from five directors to six directors and elected Gail L. Warden as a new director to fill the vacancy created by such increase. Mr. Warden may be appointed to serve as a member of one or more committees of the Board, but no decision has been made to appoint him to any specific committee as of the date of this Current Report.

        Mr. Warden, age 66, is currently President Emeritus of Detroit-based Henry Ford Health System, where he served as President and Chief Executive Officer from 1988 until 2003. Prior to this role, Mr. Warden served as President and Chief Executive Officer of Group Health Cooperative of Puget Sound as well as Executive Vice President of the American Hospital Association. Mr. Warden serves in numerous leadership positions as Chairman to several national healthcare committees and as board member to many other healthcare related committees and institutions. In addition, Mr. Warden serves as a director of Comerica Incorporated, a financial services company.

        Mr. Warden serves as a director of the Picker Institute. During 2004, the Company advanced to the Picker Institute $300,000 to fund designated research projects, which as of the date of this Current Report have not yet commenced. In addition, the Company is a party to a support services agreement with the Picker Institute under which the Company conducts the annual Picker Institute International Symposiums. Under the support services agreement, the Picker Institute receives a portion of the gross receipts of each symposium, which amounted to $15,000 in 2004. In addition, the Company is a party to an agreement with the Picker Institute under which the Company markets certain products under the Picker Institute Symposium Educational Products name. Under this agreement, the Picker Institute receives a portion of the net receipts from the sales of such products, which amounted to approximately $12,000 in 2004.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        In connection with the appointment of a new director, the Board amended Section 3.01 of the Company’s by-laws to increase the size of the Board from five directors to six directors, effective January 1, 2005. Copies of the amendment to the by-laws and the Company’s by-laws, as so amended are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed or furnished herewith:

(3.1)	Text of Amendment to Section 3.01 of By-Laws of National Research Corporation.

(3.2)	By-Laws of National Research Corporation, as amended through January 1, 2005.

(99.1)	Press Release of National Research Corporation, dated January 6, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated January 1, 2005

Exhibit
Number

(3.1)	Text of Amendment to Section 3.01 of By-Laws of National Research Corporation.

(3.2)	By-Laws of National Research Corporation, as amended through January 1, 2005.

(99.1)	Press Release of National Research Corporation, dated January 6, 2005.